Exhibit 99.1

NEWS

Suite 400
2550 North Loop West
Houston, TX 77092
(713) 861-2500

For Immediate Release

GOODMAN REPORTS 2007 FIRST QUARTER RESULTS

- Net sales of $380.3 million

- Net income of $4.6 million

- EBITDA of $32.2 million

- Earnings per share of $0.07

HOUSTON (April 26, 2007) — Goodman Global, Inc. (NYSE: GGL) today announced results for the first quarter of 2007. The Company reported net sales of $380.3 million, net income of $4.6 million and earnings per share of $0.07 for the three months ended March 31, 2007. Net income and earnings per share included a $0.4 million and $0.01 gain, respectively, from the sale of a building and associated land used in the Company-operated distribution network.

“Our business performed well during the first quarter,” said Charles Carroll, President and Chief Executive Officer. “With outstanding teamwork throughout our organization, we were able to temper the impact of slow industry conditions on sales and operations and improve factory productivity beyond our initial expectations.” He went on to say, “Our efforts were aided by a pick-up in demand late in the quarter, as our stepped-up investment in dealer recruitment delivered some sales momentum.”

First quarter 2007 net sales of $380.3 million were impacted by mild winter weather and the continued decline in residential new construction. This was almost completely offset by the benefits of the continuing mix shift to higher-efficiency cooling products, the Company’s 2006 price increases and a sales pick-up from dealer recruitment activities. As a result, net sales for the period were nearly equal to the prior year’s first quarter net sales of $380.7 million.

The Company generated net income of $4.6 million in the 2007 first quarter, compared with $8.4 million for the first quarter of 2006. Net income for the first quarter of 2007 included, net of tax, a $0.4 million gain from the sale of a building and associated land used in the Company-operated distribution network. Net income for the first quarter of 2006 included, net of tax, a $0.4 million non-recurring expense for monitoring fees related to the Apollo transaction. The decrease in net income was primarily the result of lower volumes, increased commodities costs net of realized price increases and higher depreciation expense, offset somewhat by the impact of the continuing mix shift to higher-efficiency cooling products, improved productivity, lower interest expense and a lower tax provision.

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FIRST QUARTER 2007 RESULTS

APRIL 26, 2007

Earnings per share, diluted, for the first quarter of 2007 was $0.07, compared with $0.05 for the comparable period of 2006. Earnings per share for the first quarter of 2007 included a $0.01 gain from the sale of a building and associated land. First quarter 2006 earnings per share available to common shareholders included the impact of monitoring fees related to the Apollo transaction and were reduced by the dividend on the Company’s Series A Preferred Stock. As a result of the Company’s IPO in April 2006, the monitoring fee-related agreement was terminated and the Series A Preferred Stock redeemed. Adjusted to exclude the non-recurring expense and to treat the redemption of the preferred stock as though it had occurred at the beginning of the year, pro-forma adjusted earnings per share for the first quarter of 2006 was $0.12.

For the first quarter of 2007, the Company reported EBITDA of $32.2 million, compared with $40.5 million for the first quarter of 2006. EBITDA for the first quarter of 2007 included the $0.6 million gain from the sale of a building and associated land, and EBITDA for the first quarter of 2006 included a $0.6 million non-recurring expense for monitoring fees related to the Apollo transaction. Adjusted for these items, 2007 first quarter EBITDA was $31.6 million and 2006 first quarter EBITDA was $41.1 million.

See “Non-GAAP Financial Measures” for definitions of EBITDA and adjusted EBITDA and management’s purposes in presenting these and other non-GAAP financial measures.

Goodman concluded the quarter with total debt of $837.2 million, a $157.3 million reduction from March 31, 2006 total debt of $994.5 million. The debt decrease was achieved through strong operating cash flow, and by utilizing a portion of the proceeds from the Company’s April 2006 IPO and applying the net proceeds from the recent property sale.

Outlook

“I am encouraged by the success of our sales growth activities and the improvements our operations continue to deliver,” said Mr. Carroll. “We are reaffirming our full-year forecast for EBITDA of between $255 million and $265 million and diluted earnings per share of between $1.30 and $1.40, excluding the gain from the property sale. Despite slow residential new construction and rising commodity costs, I believe our solid value offering and focused business model will lead to strong sales growth and operating leverage in 2007, and I expect another year of double-digit growth in EBITDA and share earnings,” he concluded.

Conference Call

The Company will host a conference call on Thursday, April 26, 2007 at 11:00 a.m. Eastern to review first quarter performance. The call may be accessed by telephone or the Internet. To access the call by telephone, dial 800-561-2731 and use the pass code 84930580. International callers should dial 617-614-3528 and use the same pass code. An Internet link to the call may be found on the Company’s Web site, www.goodmanglobal.com, in the “Management Presentations” section.

FIRST QUARTER 2007 RESULTS

APRIL 26, 2007

A replay of the call will be available starting approximately one hour after the conclusion of the call and continuing until May 10, 2007. The replay may be accessed by dialing 888-286-8010 and using the pass code 46748815. International callers should dial 617-801-6888 and use the same pass code. An Internet link to a replay of the call will also be posted on the Company’s Web site, www.goodmanglobal.com. Informational exhibits related to the Company’s performance will be available on the Goodman Web site in the “Management Presentations” section and may be referred to during the conference call.

Initial Public Offering

On April 11, 2006, the Company completed the initial public offering of the Company’s common stock. The Company offered 20.9 million shares, and selling shareholders sold an additional 6.1 million shares, including the exercise of the underwriters’ over-allotment option. Goodman received proceeds of approximately $354.5 million after underwriting discounts and before expenses. The proceeds were used to redeem all of the outstanding Series A Preferred Stock, including accrued dividends; to pay Apollo for termination of the management agreement; and to redeem a portion of the Company’s floating rate notes.

Acquisition by Apollo

On Dec. 23, 2004, the Company was acquired under an Asset Purchase Agreement by an affiliate of Apollo Management, L.P., Company senior management and certain trusts associated with members of the Goodman family.

Non-GAAP Financial Measures

In addition to reporting financial results that are determined in accordance with GAAP, Goodman also reports EBITDA, adjusted EBITDA, adjusted net income, adjusted earnings per share and pro-forma adjusted earnings per share, all of which are non-GAAP measures. Management believes that the presentation of these non-GAAP financial measures enables investors to better understand the Company’s underlying operational and financial performance and facilitates comparison of results between periods by eliminating the effects of unusual and non-recurring events that are not part of Goodman’s core operations. These measures should be considered in addition to, not as substitutes for, GAAP measures. They should not be considered as an alternative to operating income, net income or earnings per share, determined in accordance with GAAP; as an indicator of Goodman’s operating performance; as an alternative to cash flows from operating activities, determined in accordance with GAAP; or as a measure of liquidity.

EBITDA, or earnings before interest, taxes, depreciation and amortization, is calculated as net income plus interest, taxes, depreciation and amortization. Adjusted EBITDA, adjusted net income and adjusted earnings per share are calculated to exclude the income and expenses of one-time and non-recurring events. These include, primarily, costs associated with the December 2004 Apollo transaction and the April 2006 IPO. Pro-forma adjusted earnings per share is calculated as though the IPO had been completed by the beginning of 2006 and a portion of the proceeds used at that time to redeem all of the outstanding Series A Preferred Stock, including accrued dividends.

FIRST QUARTER 2007 RESULTS

APRIL 26, 2007

EBITDA is commonly used in the financial community, and Goodman presents EBITDA to enhance the understanding of its operating performance. Goodman uses EBITDA as one criterion for evaluating its performance relative to that of its peers. The Company’s credit agreement and bond indentures have certain covenants that use ratios utilizing a measure called adjusted EBITDA. In addition, EBITDA may be used to determine incentive compensation for employees.

Goodman believes that EBITDA is an operating performance measure, not a liquidity measure, and that EBITDA provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. However, EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States, and Goodman’s EBITDA may not be comparable to similarly titled measures of other companies.

The supplementary adjustments to EBITDA, net income and earnings per share to derive adjusted EBITDA, adjusted net income, adjusted earnings per share and pro-forma adjusted earnings per share may not be in accordance with current SEC practices or the rules and regulations adopted by the SEC that apply to periodic reports filed under the Securities Exchange Act of 1934. Accordingly, the SEC may require that these measures be presented differently in filings made with the SEC than as presented in this release, or not be presented at all.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Goodman to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Forward looking statements also include statements about the following subjects: changes in weather patterns and seasonal fluctuations; changes to the 13 SEER federally mandated minimum efficiency standard; the maturation of Goodman’s new company-operated distribution centers; increased competition and technological changes and advances; increases in the cost of raw materials and components; Goodman’s relations with its independent distributors; and damage or injury caused by Goodman’s products. Goodman undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the impact of general economic conditions in the regions in which Goodman does business; general industry conditions, including competition and product, raw material and energy prices; the realization of expected tax benefits; changes in exchange rates and currency values; capital expenditure requirements; access to capital markets and the risks and uncertainties described under “Risk Factors” contained in Goodman’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

FIRST QUARTER 2007 RESULTS

APRIL 26, 2007

About Goodman

Houston-based Goodman Global, Inc. is the second-largest domestic unit manufacturer of heating, ventilation and air conditioning products for residential and light-commercial use. Goodman’s products are predominantly marketed under the Goodman®, Amana® and Quietflex® brand names, and are sold through company-operated and independent distribution networks with approximately 800 total distribution points throughout North America. For more information about Goodman, visit www.goodmanglobal.com.

Amana® is a trademark of Maytag Corporation and is used under license to Goodman Company, L.P. All rights reserved.

Investor Relations Contact:
Richard Bajenski
(713) 263-5059
richard.bajenski@goodmanmfg.com

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FIRST QUARTER 2007 RESULTS

APRIL 26, 2007

GOODMAN GLOBAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2007	2006
	(in thousands, except share and per share amounts)
Sales, net	$380,274	$380,688
Costs and expenses:
Cost of good sold	303,262	294,636
Selling, general and administrative expenses	45,926	45,659
Depreciation and amortization expense	8,311	7,453

Operating profit	22,775	32,940
Interest expense, net	16,907	19,741
Other income, net	(1,127)	(157)

Earnings before taxes	6,995	13,356
Provision for income taxes	2,364	4,942

Net income	$4,631	$8,414

Preferred stock dividends	—	5,892

Net income available to common shareholders	$4,631	$2,522

Net income per share available to common shareholders, diluted	$0.07	$0.05

Average outstanding common shares, diluted	70,703,098	49,624,273

FIRST QUARTER 2007 RESULTS

APRIL 26, 2007

GOODMAN GLOBAL, INC.

RECONCILIATION OF NET INCOME TO

EBITDA(1) AND ADJUSTED EBITDA(1)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
	(in thousands)
Net income	$4,631	$8,414
Add:
Provision for income taxes	2,364	4,942
Interest expense, net	16,907	19,741
Depreciation and amortization expense	8,311	7,453

EBITDA	$32,213	$40,550

Adjustments:
Monitoring fees	—	552
Gain on sale of property	(642)	—

Adjusted EBITDA	$31,571	$41,102

(1)	EBITDA and Adjusted EBITDA are non-GAAP financial measures. For more information regarding EBITDA and non-GAAP financial measures, generally, see “Non-GAAP Financial Measures.”

GOODMAN GLOBAL, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME(2)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
	(in thousands, except share and per share amounts)
Net income	$4,631	$8,414
Adjustments, net of tax:
Monitoring fees	—	348
Gain on sale of property	(398)	—

Adjusted net income	$4,233	$8,762

Preferred stock dividends	—	5,892

Adjusted net income available to common shareholders	$4,233	$2,870

Adjusted net income per share available to common shareholders, diluted	$0.06	$0.06

Pro-forma adjusted net income per share, diluted	$0.06	$0.12

Average outstanding common shares, diluted	70,703,098	49,624,273

Pro-forma average outstanding common shares, diluted	70,703,098	70,541,920

(2)	Adjusted net income is a non-GAAP financial measure. For more information regarding adjusted net income and non-GAAP financial measures, generally, see “Non-GAAP Financial Measures.”

FIRST QUARTER 2007 RESULTS

APRIL 26, 2007

GOODMAN GLOBAL, INC.

SELECTED BALANCE SHEET AMOUNTS

(Unaudited)

	Periods Ended March 31,
	2007	2006
	(in thousands)
Cash and cash equivalents (including restricted cash)	$10,710	$9,063
Accounts receivable, net	232,584	218,621
Inventories	349,108	369,294
Trade accounts payable	139,272	160,514
Accrued liabilities	116,717	152,523

Total debt	837,175	994,500

GOODMAN GLOBAL, INC.

SELECTED CASH FLOW AMOUNTS

(Unaudited)

	Three Months Ended March 31,
	2007	2006
	(in thousands)
Changes in operating working capital, net of effects of acquisitions:
Accounts receivable, net	$(32,498)	$1,502
Inventories	(3,049)	(65,999)
Accounts payable and accrued liabilities	24,614	7,731

Changes in operating working capital	$(10,933)	$(56,766)

Free cash flow:
Net cash provided by operating activities	$2,425	$(38,966)
Purchases of property, plant and equipment	(10,282)	(11,709)
Proceeds from sale of property, plant and equipment	5,273	13

Free cash flow	$(2,584)	$(50,662)

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